UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023
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CHARAH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive Louisville, Kentucky		40299
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (502) 245-1353
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHRA	New York Stock Exchange
8.50% Senior Notes due 2026	CHRB	New York Stock Exchange
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 3, 2023, Charah Solutions, Inc. (the “Company”) was notified by the New York Stock Exchange (“NYSE”) that, due to the Company’s failure to maintain an average global market capitalization over a consecutive 30-day trading period of at least $15 million, pursuant to Section 802.01B of the NYSE Listed Company Manual, the NYSE had determined to commence proceedings to delist the Company’s common stock and 8.5% Senior Notes due 2026 (the “Notes” and, together with the Company’s common stock, the “Securities”) from the NYSE.
Trading of the Company’s Securities was suspended effective as of approximately 4:00 P.M. Eastern Time on April 3, 2023. The NYSE will apply to the Securities and Exchange Commission (“SEC”) to delist the Securities upon completion of all applicable procedures. The Company does not intend to appeal the staff’s determination and, accordingly, the Company expects that the Securities will be delisted.
The Company anticipates that, effective April 4, 2023, its common stock will commence trading on the OTC Pink marketplace (the “OTC Pink”) under the trading symbol “CHRA” and the Notes will commence trading on the OTC Pink under the trading symbol “CHRB”. The Company’s transition to the OTC Pink is not expected to affect the Company’s business operations.
The OTC Pink is a significantly more limited market than the NYSE, and quotation on the OTC Pink may result in a less liquid market available for existing and potential securityholders to trade the Securities and could further depress the trading price of the Securities. The Company can provide no assurance that the Securities will continue to trade on the OTC Pink, whether broker-dealers will continue to provide public quotes of the Securities on the OTC Pink, whether the trading volume of the Securities will be sufficient to provide for an efficient trading market or whether quotes for the Securities may be blocked by the OTC Markets Group in the future.
The Company expects to remain subject to SEC rules and regulations applicable to reporting companies under the Securities Exchange Act of 1934, as amended.
Item 7.01    Regulation FD Disclosure.
The Company issued a press release on April 3, 2023, announcing the NYSE’s suspension of trading and commencement of delisting procedures and that the Securities are expected to begin trading on the OTC Pink on April 4, 2023. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K contains certain “forward-looking statements.” All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause the Company’s actual results to differ materially from those implied or expressed by the forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
Item 9.01.    Financial Statement and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1*	Press release dated April 3, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Furnished herewith.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date:	April 3, 2023	By:	/s/ Jonathan Batarseh
		Name:	Jonathan Batarseh
		Title:	President and Chief Executive Officer